For Immediate Release

ENERGY WEST ANNOUNCES NEW ANNUAL SHAREHOLDERS MEETING DATE

GREAT FALLS, Mont., November 11/PRNewswire-First Call/--ENERGY WEST,
INCORPORATED (NASDAQ: EWST - News) announced today that the 2003 Annual
Shareholders Meeting will be held on Wednesday, December 3, 2003 instead of
November 12, 2003, as previously scheduled. Commenting on the delay in the meeting date, the Company noted that it had been informed by Ian Davidson that certain technical matters relating to how he has historically reported his ownership of Company stock could prevent Mr. Davidson from voting at the Annual
Meeting. The Company believes it is important to assure that all of its shareholders have the opportunity to vote at the meeting and has therefore postponed the meeting to allow for a resolution of these technical points.

The Company expects to distribute additional material to its shareholders in the next several days with further details about the meeting time and place.

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Safe Harbor Forward Looking Statement: Energy West is including the following cautionary statement in the release to make applicable and to take advantage of the safe harbor provisions of the Private Securities Litigation Reform Act of
1995 for any forward-looking statements made by, or on behalf of Energy West.
Forward-looking statements are all statements other than statements of historical fact, including without limitation those that are identified by the use of the words "anticipates," "estimates," "expects," "intends," "plans,"
"predicts," and similar expressions. Such statements are inherently subject to a variety of risks and uncertainties that could cause actual results to differ materially from those expressed. Such risks and uncertainties include, among others, changes in the utility regulatory environment, wholesale and retail competition, weather conditions, litigation risk and various other matters, many of which are beyond Energy West's control. Energy West expressly undertakes no obligation to update or revise any forward-looking statement contained herein to reflect any change in Energy West's expectations with regard thereto or any change in events, conditions, or circumstances on which any such statement is based.

For additional information or clarification, please contact: JoAnn S. Hogan,
Financial Communications, 1-406-791-7555, jshogan@ewst.com of Energy West,
Incorporated.

Our toll-free number is 1-800-570-5688.   Our web address is www.energywest.com
Our address is P. O. Box 2229, Great Falls, MT 59403-2229